Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into this Amendment No. 2 to the Registration Statement on Form S-4 of Red Rider Holdco, Inc., of our audit letter, dated January 16, 2017, on Bill Barrett Corporation’s oil and natural gas reserves as of December 31, 2016. We also hereby consent to all references to our firm or such report included in or incorporated by reference into such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III

C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

February 8, 2018

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